Exhibit 10.1

Shuttle Pharmaceuticals, Inc.

One Research Court, Suite 450

Rockville, MD 20850

Scientific Advisory Board

CONSULTING CONTRACT

This Consulting Contract (“Contract’’) is entered into by Shuttle Pharmaceuticals, Inc. (“Company”) and Joseph Armstrong, PhD (“Consultant”) this 1st day of October 2023 which will serve as the Effective Date. This agreement supersedes all prior written or verbal agreements.

TERMS

1. WORK TO BE PERFORMED.

a.	Consultant will participate as a member of the Shuttle Pharmaceuticals, Inc. Scientific Advisory Board. Consultant will attend annual (in person or via teleconference) meetings, review data and provide advice to Company.

b.	Furthermore, in other work, Consultant will provide expertise of the scale-up and manufacturing of drug API, CMC and formulation. Consultant will identify manufacturing processes that may be suitable for additional Company intellectual property for Company’s products. Consultant will assist the leadership in meetings with the FDA and potential investors as a subject matter expert.

2. COMPENSATION.

Company and Consultant agree that Company shall compensate Consultant at a rate of $ 1,500 per day for work performed pursuant to Section 1, above and reimburse reasonable travel expenses based on Company’s travel policy.

In addition, as a success fee for other work in section 1, consultant will be granted restricted stock units (“Restricted Stock Units”) for 100,000 shares of stock issuable under the Company’s 2018 Equity Incentive Plan, with the following vesting schedule: 1/3 of the Restricted Stock Units will vest upon the date of the Effective Date and the remaining Restricted Stock Units will vest annually in one-third increments commencing on the first anniversary date of the date of your appointment to the Board (SAB), in accordance with the terms of a separate Restricted Stock Unit Award Agreement between you and the Company. Any unvested Restricted Stock Units will expire upon termination of your service. In addition:

You shall be reimbursed for reasonable expenses incurred by you in connection with the performance of your Duties (including travel expenses for in-person meetings).

3. DURATION.

Company and Consultant agree that the work relationship will expire one year from the date of execution of this Contract. Company and Consultant may extend the contract by mutual written agreement.

4. INDEPENDENT CONTRACTOR RELATIONSHIP.

Consultant’s relationship with Company will be that of an independent contractor, and nothing in this Contract is intended to, or should be construed to, create a partnership, agency, joint venture, or employment relationship between Company and Consultant. No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, states or-any other employee payroll taxes.

5. OWNERSHIP OF WORK PRODUCT.

Consultant agrees that all work product developed by him alone or in conjunction with others in connection with the performance of services pursuant to this Agreement is and shall be the sole property of Company, and Consultant shall retain no ownership, interest, or rights therein. Work product includes but is not limited to reports, graphics, memoranda, slogans, and taglines.

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Shuttle Pharmaceuticals, Inc.

One Research Court, Suite 450

Rockville, MD 20850

6. CONFIDENTIALITY.

6.1 Definition of Confidential Information. “CONFIDENTIAL INFORMATION” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, proprietary information, computer files, and Company information related to the past, current, future, and proposed services of Company and includes, without limitation, Company property, and Company’s information concerning customers, research, financial information, purchasing, business forecasts, sales and merchandising, and marketing plans and information.

6.2 Nondisclosure and Nonuse Obligations. Consultant agrees to protect the confidentiality of all Confidential Information and, except as permitted in this section, Consultant shall neither use nor disclose the Confidential Information. Consultant may use the Confidential Information solely to perform consulting services under this Contract for the benefit of Company.

6.3 Exclusion from Non-disclosure and Non-use Obligations. Consultant’s obligations under Section 6.2 (“NONDISCLOSURE AND NONUSE OBLIGATIONS”) with respect to any portion of the confidential Information shall not apply to any such portion that Consultant can demonstrate (a) was in the public domain at or subsequent to the time such portion was communicated to Consultant by Company; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Consultant by Company; or ( c) was developed by Consultant independently of and without reference to any information communicated to Consultant by Company. A disclosure of Confidential Information by Consultant, either, (i) in response to a valid order by a court or other governmental body, (ii) otherwise required by law, or (iii) necessary to establish the rights of either party under this Agreement, shall not be considered a breach of this Agreement or a waiver of confidentiality for other purposes, provided, however, that Consultant shall provide prompt written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

6.4 Non-Compete Provision. As additional protection for Proprietary Information, Consultant agrees that during the period over which he is (or is supposed to be} providing Services and for one year thereafter, (i) Consultant will not encourage or solicit any employee or consultant of Company to leave Company for any reason, and (ii) Consultant will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and Consultant will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

6.5. Services for Others. You shall be free to represent or perform services for other persons during the term of this Agreement. However, you agree that you do not presently perform and do not intend to perform, during the term of this Agreement, similar Duties, consulting or other services for companies whose businesses are or would be, in any way, competitive with the Company (except for companies previously disclosed by you to the Company in writing). Should you propose to perform similar Duties, consulting or other services for any such company, you agree to notify the Company in writing in advance (specifying the name of the organization for whom you propose to perform such services) and to provide information to the Company sufficient to allow it to determine if the performance of such services would conflict with areas of interest to the Company.

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Shuttle Pharmaceuticals, Inc.

One Research Court, Suite 450

Rockville, MD 20850

7. GENERAL PROVISIONS.

7.1. Governing Law. This Contract shall be governed in all respects by the laws of the United States of America and by the laws of the State of Maryland. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Maryland, as applicable, for any matter arising out of or relating to this Contract, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in Maryland, such personal jurisdiction shall be nonexclusive.

7.2 Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid, or unenforceable, (a) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (b) the ‘legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

7.3 Injunctive Relief for Breach. Consultant agrees that his obligations under this Agreement are of a unique character that gives them particular value; Consultant’s breach of any of such obligations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law; and, in the event of such breach, Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper, including monetary damages if appropriate.

8. TERMINATION.

If either party materially breaches a material provision of this Contract, the other party may terminate this Contract upon five (5) days written notice unless the breach is cured within the notice period. Company may also terminate this Contract at any time, with or without cause, upon ten (10) days’ notice, but, if (and only if) the Company elects to tenninate the Contract without cause, Company shall upon termination pay Consultant all unpaid and undisputed amounts due for services completed prior to notice of termination. Sections 8 and 7 of this Contract and any remedies for breach of this Contract shall survive any termination or expiration.

(Signatures on next page)

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Shuttle Pharmaceuticals, Inc. One Research Court, Suite 450 Rockville, MD 20850

FOR COMPANY	CONSULTANT

/s/ Anatoly Dritschilo	/s/ Joseph D. Armstrong, III
Anatoly Dritschilo, M.D.	Joseph D. Armstrong, III, Ph.D.
CEO

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